**File Copy**

**EXHIBIT 3(i)**

# CERTIFICATE OF INCORPORATION
# OF A
# PRIVATE LIMITED COMPANY

Company No. 7878011

The Registrar of Companies for England and Wales, hereby certifies that

MEC FOOD (UK) LTD

is this day incorporated under the Companies Act 2006 as a private company, that the company is limited by shares, and the situation of its registered office is in England and Wales

Given at Companies House, Cardiff, on 12th December 2011

*N07878011J*

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House
— for the record —

The above information was communicated by electronic means and authenticated by the Registrar of Companies under Section 1115 of the Companies Act 2006

Companies House
— for the record —

# IN01(ef)

## Application to register a company

*Received for filing in Electronic Format on the:* **09/12/2011**

X0NSL0TN

| | |
|---|---|
| *Company Name in full:* | MEC FOOD (UK) LTD |
| *Company Type:* | **Private limited by shares** |
| *Situation of Registered Office:* | **England and Wales** |
| *Proposed Register Office Address:* | **235 OLD MARYLEBONE ROAD**<br>**LONDON**<br>**UNITED KINGDOM**<br>**NW1 5QT** |

*I wish to adopt entirely bespoke articles*

## *Company Director* 1

| | |
|---|---|
| *Type:* | **Person** |
| *Full forename(s):* | **ALEXANDER ANDREEV** |
| *Surname:* | **ANDREEV** |
| *Former names:* | |
| *Service Address:* | **VIA IVAILO 10**<br>**SOPHIA**<br>**BULGARIA**<br>**1000** |

*Country/State Usually Resident:* **BULGARIA**

*Date of Birth:* **15/09/1967** *Nationality:* **BULGARIAN**

*Occupation:* **CONSULTANT**

*Consented to Act:* **Y** *Date authorised:* **12/12/2011** *Authenticated:* **YES**

## Statement of Capital (Share Capital)

| | | | |
|---|---|---|---|
| **Class of shares** | **ORDINARY** | *Number allotted* | **10000** |
| | | *Aggregate nominal value* | **10000** |
| *Currency* | **GBP** | *Amount paid per share* | **0** |
| | | *Amount unpaid per share* | **1** |

*Prescribed particulars*

**CLASS OF SHARE: ORDINARY SHARES OF £1 EACH PRESCRIBED PARTICULARS: (A) UNDER SECTIONS 284 AND 285 OF THE COMPANIES ACT 2006 (AS AMENDED) EACH SHARE CARRIES ONE VOTE ON A WRITTEN RESOLUTION; ON A VOTE ON A RESOLUTION ON A SHOW OF HANDS AT A MEETING, EACH MEMBER PRESENT IN PERSON (AND EVERY PROXY PRESENT WHO HAS BEEN DULY APPOINTED BY ONE OR MORE MEMBERS ENTITLED TO VOTE ON THE RESOLUTION) HAS ONE VOTE (BUT A PROXY HAS ONE VOTE FOR AND ONE VOTE AGAINST THE RESOLUTION IF THE PROXY HAS BEEN DULY APPOINTED BY MORE THAN ONE MEMBER ENTITLED TO VOTE ON THE RESOLUTION, AND THE PROXY HAS BEEN INSTRUCTED BY ONE OR MORE OF THOSE MEMBERS TO VOTE FOR THE RESOLUTION AND BY ONE OR MORE OTHER OF THOSE MEMBERS TO VOTE AGAINST); AND, ON A VOTE ON A RESOLUTION ON A POLL TAKEN AT A MEETING, EVERY MEMBER HAS ONE VOTE IN RESPECT OF EACH SHARE HELD BY HIM (ALL OR ANY OF THE VOTING RIGHTS OF A MEMBER MAY BE EXERCISED BY ONE OR MORE DULY APPOINTED PROXIES BUT WHERE A MEMBER APPOINTS MORE THAN ONE PROXY, THIS DOES NOT AUTHORISE THE EXERCISE BY THE PROXIES TAKEN TOGETHER OF MORE EXTENSIVE VOTING RIGHTS THAN COULD BE EXERCISED BY THE MEMBER IN PERSON). (B) THE SHARES ALL RANK PARI PASSU AS RESPECTS DIVIDEND DISTRIBUTIONS. (C) THE SHARES ALL RANK PARI PASSU AS RESPECTS CAPITAL DISTRIBUTIONS MADE OTHER THAN ON A WINDING UP; ON A WINDING UP EACH SHARE CARRIES THE RIGHT TO A REPAYMENT OF CAPITAL OF UP TO £1 PAID UP CAPITAL AND THE SHARES ALL RANK PARI PASSU AS RESPECTS DISTRIBUTIONS OF ANY SURPLUS REMAINING AFTER ALL SUCH CAPITAL HAS BEEN REPAID. (D) THE SHARES ARE NOT REDEEMABLE.**

## Statement of Capital (Totals)

| | | | |
|---|---|---|---|
| *Currency* | **GBP** | *Total number of shares* | **10000** |
| | | *Total aggregate nominal value* | **10000** |

## Initial Shareholdings

| | | | |
|---|---|---|---|
| *Name:* | **BIMOTA HOLDINGS LLC** | | |
| *Address:* | **1903 SOUTH GREELEY HWY 223<br>CHEYENNE<br>WYOMING<br>USA<br>8200 7** | *Class of share:* | **ORDINARY** |
| | | *Number of shares:* | **10000** |
| | | *Currency:* | **GBP** |
| | | *Nominal value of each share:* | **1** |
| | | *Amount unpaid:* | **1** |
| | | *Amount paid:* | **0** |

## Statement of Compliance

*I confirm the requirements of the Companies Act 2006 as to registration have been complied with.*

*memorandum delivered by an agent for the subscriber(s):* **Yes**

*Agent's Name:* **THE LONDON LAW AGENCY LIMITED**

*Agent's Address:* **THE OLD EXCHANGE 12 COMPTON ROAD**
**WIMBLEDON, LONDON**
**UNITED KINGDOM**
**SW19 7QD**

## *Authorisation*

*Authoriser Designation:* **agent**

*Authenticated:* **Yes**

*Agent's Name:* **THE LONDON LAW AGENCY LIMITED**

*Agent's Address:* **THE OLD EXCHANGE 12 COMPTON ROAD**
**WIMBLEDON, LONDON**
**UNITED KINGDOM**
**SW19 7QD**